UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2019

EOS INC.
(Exact name of registrant as specified in its charter)

Nevada	000-55661	30-0873246
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7F.-1, No. 162, Sec. 2, Zhongshan N. Rd., Zhongshan District

Taipei City, Taiwan 10452

(Address of Principal Executive Offices)

Registrant’s telephone number: +886-2-2586-8300

________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of a Material Definitive Agreement

On December 30, 2019, EOS Inc. (the “Company”), A-Best Wire Harness & Components Co., Ltd (“A-Best”), a company formed under the laws of Taiwan, and Ing-Ming Lai, a Taiwanese individual and the majority shareholder of A-Best, entered into a termination agreement (the “Termination Agreement”) to, among other things, terminate the purchase agreement (the “Purchase Agreement”), exclusive sales agreement (the “Exclusive Sales Agreement”), and management agreement (the “Management Agreement”), all of which were dated August 7, 2019.

Pursuant to the Purchase Agreement, subject to the terms and conditions therein, the Company agreed to purchase thirty-one percent (31%) of the issued and outstanding equity interest in A-Best and as consideration, issue ten million (10,000,000) shares of its common stock (the “Stock Consideration”) to Ing-Ming Lai and pay Ing-Ming Lai fifty-five million (55,000,000) new Taiwanese dollars (the “Cash Consideration”). The Exclusive Sales Agreement provided that the Company was granted the right for three years as the exclusive distributor to sell all of A-Best’s products, including its Micro-ceramic magnetic resonance speakers, in the world, and the right to use A-Best’s trademarks and copyrights in connection with the sale of such products. In accordance with the Management Agreement, the Company agreed to maintain A-Best’s existing operations and Ing-Ming Lai’s positions as A-Best’s President and Chief Executive Officer of A-Best, until A-Best’s board of directors decides to terminate the terms of his positions. As of the date of this report, the Company did not receive 31% of A-Best’s issued and outstanding equity interest, and nor did the Company pay any or all of the Cash Consideration or the Stock Consideration to A-Best.

The Company, A-Best and Mr. Ing-Ming Lai decided to terminate the three agreements primarily because they need more time to agree to a mutually beneficial way to cooperate with each other with respect to the sales of the Micro-ceramic magnetic resonance speakers that A-Best has developed. Pursuant to the Termination Agreement which became effective on December 31, 2019, none of the three parties owes any compensation, payments, damages, penalties or liabilities to one another or has any obligations to perform under any of the Purchase Agreement, Exclusive Sales Agreement, and Management Agreement, except that each party agrees to keep confidential the business plans, research and development information obtained from performing the three agreements.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EOS Inc.

Date: December 31, 2019		/s/ He-Siang Yang
	Name:	He-Siang Yang
	Title:	Chief Executive Officer

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